Exhibit 10.1
SECOND AMENDMENT
TO
ADVISORY AGREEMENT

This SECOND AMENDMENT TO ADVISORY AGREEMENT (this “Second Amendment”), dated effective as of September 20, 2011, is entered into by and among Hines Global REIT Advisors LP, a Texas limited partnership (the “Advisor”), Hines Global REIT Properties LP, a Delaware limited partnership (the “OP”), and Hines Global REIT, Inc., a Maryland corporation and general partner of the Company (the “General Partner”).  The Advisor, the OP and the General Partner are each a “Party” and collectively, the “Parties”.   Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Parties entered into that certain Advisory Agreement (the “Original Agreement”), dated as of August 3, 2009, pursuant to which the Advisor agreed to provide certain services to the Company;

WHEREAS, the Original Agreement was amended by that certain Amendment to Advisory Agreement dated effective as of August 2, 2010, extending the initial term until September 30, 2010 (this first amendment together with the Original Agreement, the “Advisory Agreement”);

WHEREAS, prior to September 30, 2010, the Independent Directors of the General Partner’s Board approved the extension of the Advisory Agreement for a second successive one-year period until September 30, 2011, as permitted by Section 14.01 of the Advisory Agreement.

WHEREAS, the Parties now desire to further amend the Advisory Agreement by: 1) adding a new Section 10.01 (xii) that addresses certain additional expense reimbursements to be made to the Advisor based upon the expanded nature of the services provided with respect to international transactions and 2) extending the term of the Advisory Agreement from September 30, 2011 to September 30, 2012; and

WHEREAS, the performance of the Advisor was evaluated, and this Second Amendment and extension of the Advisory Agreement for another one-year period was considered and approved by all of the Independent Directors of the General Partner’s Board of Directors.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows.

1.           The Advisory Agreement is hereby amended by adding a new provision, Section 10.01 (xii) immediately after paragraph (xi), which Section 10.01 (xii) shall now read in its entirety as follows:

“(xii) personnel and related employment direct costs, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred, by the Advisor or Affiliates: (A) in performing services with respect to the Company’s non-U.S. properties that would typically be provided by a property manager in the United States; (B) in performing such other additional services necessary to meet U.S. accounting and reporting requirements for non-U.S. assets, such as translation of foreign property financial statements to U.S. GAAP and the managing of foreign currency risks through hedging and other activities, and (C) in performing services with respect to managing all non-U.S. entities implemented as part of a tax structure for owning any non-U.S. real estate asset, such as entities based in Luxembourg, Cyprus or the British Virgin Islands.”

2.           The Advisory Agreement is hereby further amended by inserting the words “or (xii”) after the phrase “Except as specifically provided for above in (vi)”, which is in the first sentence of the last paragraph of Section 10.01.

3.           The term of the Advisory Agreement is hereby extended by an additional successive one-year period from September 30, 2011 to September 30, 2012, as permitted by Section 14.01 of the Advisory Agreement.

4.           This Second Amendment constitutes an amendment to the Advisory Agreement.  The terms and provisions of the Advisory Agreement and all other documents and instruments relating and pertaining to the Advisory Agreement shall continue in full force and effect, as amended hereby.  In the event of any conflict between the provisions of the Advisory Agreement and the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

5.           This Second Amendment (a) shall be binding upon the Parties and their respective successors and assigns; (b) may be modified or amended only by a writing signed by each of the Parties; (c) may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the Advisory Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.
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IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Advisory Agreement as of the date first above written.

HINES GLOBAL REIT ADVISORS LP

By:           Hines Global REIT Advisors GP LLC
Its:           General Partner

By:           /s/ Sherri W. Schugart
Name:      Sherri W. Schugart
Title:        Chief Financial Officer

HINES GLOBAL REIT PROPERTIES LP

By:           Hines Global REIT, Inc.
Its:           General Partner

By:           /s/ Sherri W. Schugart
Name:      Sherri W. Schugart
Title:        Chief Financial Officer

HINES GLOBAL REIT, INC.

By:             /s/ Sherri W. Schugart
Name:        Sherri W. Schugart
Title:          Chief Financial Officer